UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

April 28, 2009
Date of Report (Date of earliest event reported)

Non-Invasive Monitoring Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	0-13176	59-2007840
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

4400 Biscayne Boulevard, Suite 180, Miami, Florida 33137
(Address of principal executive offices)  (Zip Code)

(305) 861-0075
(Registrant’s telephone number, including area code)

4400 Biscayne Boulevard, Suite 680, Miami, Florida 33137
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 28, 2009 (effective April 21, 2009) we amended a Letter of Agreement (the “Agreement”) dated as of April 21, 1999 between the Company and Cardinal Health 211, Inc.(“Cardinal”, as successor in interest to SensorMedics Corporation), to extend the term of the Agreement to April 21, 2019.  Pursuant to the Agreement, among other things, we granted Cardinal a license under which Cardinal is required to pay us royalties on sales of certain products.  The amendment to the Agreement and the Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 8.01	Other Events

On June 9, 2009 we issued the Press Release furnished as Exhibit 99.1 announcing that the United States Food & Drug Administration granted us permission to market our Exer-Rest® model acceleration therapeutic platform as a Class I (exempt) therapeutic vibrator in the United States with the following additional intended use: as an aid to reduce morning stiffness.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

10.1	First Amendment to Letter of Agreement, dated as of April 21, 2009 between the Registrant and Cardinal Health 211, Inc. (as successor in interest to SensorMedics Corporation).

10.2	Letter of Agreement, dated as of April 21, 1999 between the Registrant and Cardinal Health 211, Inc. (as successor in interest to SensorMedics Corporation).

99.1	Press Release of the Registrant dated June 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, INC.

By:	/s/ Adam S. Jackson
Name: Adam S. Jackson
Title: Chief Financial Officer

Date:   June 9, 2009

Exhibit Index

Exhibit Number	Description

10.1	First Amendment to Letter of Agreement, dated as of April 21, 2009 between the Registrant and Cardinal Health 211, Inc. (as successor in interest to SensorMedics Corporation)

10.2	Letter of Agreement, dated as of April 21, 1999 between the Registrant and Cardinal Health 211, Inc. (as successor in interest to SensorMedics Corporation).

99.1	Press release of Registrant dated June 9, 2009.